Exhibit 99.1

QUALYS ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS

Revenue Growth of 15% Year-Over-Year

Non-GAAP Normalized Revenue Growth of 18% Year-Over-Year

GAAP EPS: $0.56

Non-GAAP EPS: $0.20

REDWOOD CITY, Calif., – May 2, 2017 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the first quarter ended March 31, 2017. For the quarter, the Company reported revenues of $53.1 million, GAAP net income of $21.9 million, non-GAAP net income of $8.0 million, Adjusted EBITDA of $16.8 million, GAAP earnings per diluted share of $0.56 and non-GAAP earnings per diluted share of $0.20.

“We started 2017 with a strong first quarter including expanding our market opportunity with additional solutions that we introduced at the RSA Conference in February,” said Philippe Courtot, chairman and CEO of Qualys. “We announced new capabilities and services, including expansion of our virtual and cloud scanning capabilities into all major elastic environments and two new solutions, File Integrity Monitoring and Indication of Compromise detection. We are confident in our long-term strategy to become the ubiquitous security and compliance platform providing enterprises, large and small, with two-second visibility across their global IT assets, helping them secure their digital transformation and consolidating multiple on-premise security and compliance solutions, resulting in significant cost savings.”

First Quarter 2017 Financial Highlights

Revenues: Revenues for the first quarter of 2017 increased by 15% to $53.1 million compared to $46.2 million for the same quarter in 2016. Non-GAAP normalized for the impact of FX and the MSSP (Managed Security Service Provider) contract, revenues increased by 18% over the same quarter in 2016.

Gross Profit: GAAP gross profit for the first quarter of 2017 increased by 11% to $40.8 million compared to $36.7 million for the same quarter in 2016. GAAP gross margin percentage was 77% for the first quarter of 2017 compared to 79% for the same quarter in 2016. Non-GAAP gross profit for the first quarter of 2017 increased by 11% to $41.3 million compared to $37.1 million for the same quarter in 2016. Non-GAAP gross margin percentage was 78% for the first quarter of 2017 compared to 80% for the same quarter in 2016.

Operating Income: GAAP operating income for the first quarter of 2017 was $7.7 million compared to $7.6 million for the same quarter in 2016. Non-GAAP operating income for the first quarter of 2017 was $12.0 million compared to $12.3 million for the same quarter in 2016.

Net Income: GAAP net income for the first quarter of 2017 was $21.9 million, or $0.56 per diluted share, compared to $4.8 million, or $0.13 per diluted share, for the same quarter in 2016. Non-GAAP net income for the first quarter of 2017 was $8.0 million, or $0.20 per diluted share, compared to non-GAAP net income of $8.0 million, or $0.21 per diluted share, for the same quarter in 2016.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2017 increased by 4% to $16.8 million compared to $16.1 million for the same quarter in 2016. As a percentage of revenues, Adjusted EBITDA was 32% for the first quarter of 2017 compared to 35% for the same quarter in 2016.

First Quarter 2017 Business Highlights

Select New Customers:

•	Air Canada, AK Steel Holding Corp, BHP Billiton, BMC Software, Duracell, HUB International, Kaiser Permanente, Lear Corporation, L’Oreal USA, Nutrisystem, Old Mutual Wealth.

Business Highlights:

•	Recognized by IDC as the market-share leader in the $1.6 billion Worldwide Vulnerability Assessment Market — which is comprised of the Worldwide Device Vulnerability Assessment Market and Application Security Market segments.

•	Recognized by Frost and Sullivan with the 2017 Global Vulnerability Management Market Leadership Award, highlighting the company’s areas of excellence in growth strategy, product quality, customer ownership experience and technology leverage.

•	Announced new functionalities in Qualys Web Application Security offerings, including scalable fast scanning, detection and patching of websites, mobile applications and Application Programming Interfaces (APIs) in one unified platform. New features in Qualys Web Application Scanning (WAS) 5.0 and Web Application Firewall (WAF) 2.0 allow customers to scan thousands of web applications and APIs using WAS 5.0, deploy one-click virtual patches for detected vulnerabilities using WAF 2.0 and manage it all from a centralized self-updating cloud platform.

•	Highlighted two new disruptive services: File Integrity Monitoring (FIM) service based on Qualys Cloud Agent enables organizations to increase visibility and security while removing point-product agents from their endpoints; Indication of Compromise (IOC) service provides continuous detection of compromised IT assets across endpoints, on-premise or elastic cloud environments.

•	Announced an expanded partnership with IBM that will add Qualys’ continuous cloud-based IT security and compliance solutions to its Managed Security Services (MSS) portfolio. IBM will integrate Qualys technology to enable its customers with enhanced visibility of IT assets, vulnerabilities and threat data, accelerating how they prioritize remediation and simplify management of their IT security and compliance posture at scale.

•	Launched a new Qualys App for IBM’s QRadar Security Intelligence Platform that allows customers to visualize their network IT assets and vulnerabilities in real-time. Through this integration with IBM QRadar, joint customers will have an improved visibility and analytics tool to help them identify risk metrics and take action against key threats.

•	Announced a partnership with Bugcrowd allowing joint customers the ability to share vulnerability data across automated web application scanning and crowdsourced bug bounty programs.

•	Announced an extension of Qualys’ single-pane view of security and compliance posture into Google Cloud Platform (GCP). Qualys Virtual Scanner Appliance (QVSA) can now be directly deployed from the Google Cloud Launcher to GCP. This will provide customers with continuous security and visibility for their global IT assets whether on-premise or in the cloud.

Financial Performance Outlook

Second Quarter 2017 Guidance: Management expects revenues for the second quarter of 2017 to be in the range of $54.3 million to $55.1 million, representing 12% to 14% growth over the same quarter in 2016 or estimated 16% to 17% growth normalized for the impact of FX and the MSSP contract. GAAP net income per diluted share is expected to be in the range of $0.15 to $0.17, which assumes an effective income tax rate of 0%. Non-GAAP net income per diluted share is expected to be in the range of $0.19 to $0.21, which assumes an effective non-GAAP income tax rate of 36%. Second quarter 2017 EPS estimates are based on approximately 39.4 million weighted average diluted shares outstanding for the quarter.

Full Year 2017 Guidance: Management now expects revenues for the full year 2017 to be in the range of $225 million to $228 million, up from the previous guidance range of $224 million to $228 million. Expected growth over the full year 2016 is 14% to 15% or estimated 17% to 18% growth normalized for the impact of FX and the MSSP contract. GAAP net income per diluted share is expected to be in the range of $1.00 to $1.06, which assumes an effective income tax rate of (55%). Non-GAAP net income per diluted share is expected to be in the range of $0.81 to $0.86, which assumes an effective non-GAAP income tax rate of 36%. Full year 2017 EPS estimates are based on approximately 39.6 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its first quarter 2017 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, May 2, 2017. To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID # 99557940. The live webcast of Qualys’ earnings conference call and investor presentation can also be accessed at https://investor.qualys.com/events.cfm. A replay of the conference call will be available through the same webcast link following the end of the call.

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 9,300 customers in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The Qualys Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, Fujitsu, HCL Technologies, HP Enterprise, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance (CSA). For more information, please visit www.qualys.com.

Qualys, the Qualys logo and QualysGuard are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: the growth of our business, including adoption of our existing solutions and our new offerings to both existing and new customers; our expectations regarding the introduction of new solutions; the capabilities of our platform; the expansion of our partnerships and the related benefits of such partnerships; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the second quarter and full year 2017, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the second quarter and full year 2017. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect;

competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on February 24, 2017. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors operating measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. In computing these non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense and non-recurring expenses. Qualys also monitors Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other (income) expense, net and non-recurring expenses) and free cash flow (defined as cash provided by operating activities less purchases of property and equipment, and capitalized software development costs). Estimated impact of the MSSP contract signed in Feb 2016 refers to the difference between the estimated revenue recognized under the new terms in the MSSP contract and the estimated revenue that would have been recognized without the MSSP contract, assuming an appropriate renewal rate. The percentage impact is the net benefit, only in the contract year in which it occurred. Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA.

Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys monitors free cash flow as a liquidity measure to provide useful information to management and investors about the amount of cash generated by the Company that, after the acquisition of property and equipment and capitalized software development costs, can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening the balance sheet. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and free cash flow provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

We have not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share because we do not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the second quarter and full year 2017 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the second quarter and full year 2017, respectively. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the corresponding non-GAAP net income per diluted share is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes the non-GAAP effective tax rate, which is 36% in 2017, is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues	$53,121	$46,248
Cost of revenues (1)	12,294	9,551

Gross profit	40,827	36,697
Operating expenses:
Research and development (1)	9,823	8,109
Sales and marketing (1)	16,014	14,167
General and administrative (1)	7,334	6,824

Total operating expenses	33,171	29,100

Income from operations	7,656	7,597
Other income (expense), net:
Interest expense	(2)	(13)
Interest income	481	250
Other expense, net	(26)	(69)

Total other income (expense), net	453	168

Income before income taxes	8,109	7,765
(Benefit from) provision for income taxes	(13,821)	2,982

Net income	$21,930	$4,783

Net income per share:
Basic	$0.60	$0.14

Diluted	$0.56	$0.13

Weighted average shares used in computing net income per share:
Basic	36,493	34,619

Diluted	38,845	37,838

(1) Includes stock-based compensation as follows:

Cost of revenues	$501	$379
Research and development	1,221	1,295
Sales and marketing	1,084	1,249
General and administrative	1,526	1,774

Total stock-based compensation	$4,332	$4,697

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2017	2016
Net income	$21,930	$4,783
Available-for-sale investments:
Change in net unrealized gain (loss) on investments, net of tax	(62)	229
Less: reclassification adjustment for net realized gain (loss) included in net income, net of tax	(8)	12

Net change	(70)	241

Other comprehensive income (loss), net	(70)	241

Comprehensive income	$21,860	$5,024

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$109,651	$86,737
Short-term investments	135,128	157,119
Accounts receivable, net	41,639	47,024
Prepaid expenses and other current assets	9,043	9,808

Total current assets	295,461	300,688
Long-term investments	63,684	45,725
Property and equipment, net	40,823	39,401
Deferred tax assets, net	37,279	16,590
Intangible assets, net	894	987
Goodwill	317	317
Restricted cash	1,200	1,200
Other noncurrent assets	1,863	2,096

Total assets	$441,521	$407,004

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,338	$2,051
Accrued liabilities	13,338	13,317
Deferred revenues, current	120,044	114,964

Total current liabilities	137,720	130,332
Deferred revenues, noncurrent	18,461	15,528
Other noncurrent liabilities	872	2,731

Total liabilities	157,053	148,591
Stockholders’ equity:
Common stock	37	36
Additional paid-in capital	262,620	266,794
Accumulated other comprehensive loss	(226)	(156)
Retained earnings (accumulated deficit)	22,037	(8,261)

Total stockholders’ equity	284,468	258,413

Total liabilities and stockholders’ equity	$441,521	$407,004

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$21,930	$4,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,820	3,834
Bad debt expense	10	80
Loss on disposal of property and equipment	2	—
Stock-based compensation	4,332	4,697
Amortization of premiums and accretion of discounts on investments	426	208
Excess tax benefits from stock-based compensation	—	(3,095)
Deferred income taxes	(22,559)	(1,086)
Excess tax benefits included in deferred tax assets	8,368	—
Changes in operating assets and liabilities:
Accounts receivable	5,375	(169)
Prepaid expenses and other assets	981	573
Accounts payable	255	2,026
Accrued liabilities	463	2,822
Deferred revenues	8,012	2,059
Other noncurrent liabilities	10	406

Net cash provided by operating activities	32,425	17,138

Cash flows from investing activities:
Purchases of investments	(60,201)	(49,450)
Sales and maturities of investments	63,738	52,176
Purchases of property and equipment	(4,543)	(4,181)
Capitalized software development costs	—	(118)

Net cash used in investing activities	(1,006)	(1,573)

Cash flows from financing activities:
Proceeds from exercise of stock options	5,602	2,113
Excess tax benefits from stock-based compensation	—	3,095
Payments for taxes related to employee net share settlement of equity awards	(14,107)	—

Net cash (used in) provided by financing activities	(8,505)	5,208

Net increase in cash and cash equivalents	22,914	20,773
Cash and cash equivalents at beginning of period	86,737	91,698

Cash and cash equivalents at end of period	$109,651	$112,471

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2017	2016
Net income	$21,930	$4,783
Depreciation and amortization of property and equipment	4,727	3,724
Amortization of intangible assets	93	110
Interest expense	2	13
(Benefit from) Provision for income taxes	(13,821)	2,982

EBITDA	12,931	11,612
Stock-based compensation	4,332	4,697
Other (income) expense, net	(455)	(181)

Adjusted EBITDA	$16,808	$16,128

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
GAAP Cost of revenues	$12,294	$9,551
Less: Stock-based compensation	(501)	(379)

Non-GAAP Cost of revenues	$11,793	$9,172

GAAP Gross profit	$40,827	$36,697
Plus: Stock-based compensation	501	379

Non-GAAP Gross profit	$41,328	$37,076

GAAP Research and development	$9,823	$8,109
Less: Stock-based compensation	(1,221)	(1,295)

Non-GAAP Research and development	$8,602	$6,814

GAAP Sales and marketing	$16,014	$14,167
Less: Stock-based compensation	(1,084)	(1,249)

Non-GAAP Sales and marketing	$14,930	$12,918

GAAP General and administrative	$7,334	$6,824
Less: Stock-based compensation	(1,526)	(1,774)

Non-GAAP General and administrative	$5,808	$5,050

GAAP Operating expenses	$33,171	$29,100
Less: Stock-based compensation	$(3,831)	$(4,318)

Non-GAAP Operating expenses	$29,340	$24,782

GAAP Income from operations	$7,656	$7,597
Plus: Stock-based compensation	4,332	4,697

Non-GAAP Income from operations	$11,988	$12,294

GAAP Net income	$21,930	$4,783
Plus: Stock-based compensation	4,332	4,697
Less: Tax adjustment	(18,300)	(1,504)

Non-GAAP Net income	$7,962	$7,976

Non-GAAP Net income per share:
Basic	$0.22	$0.23

Diluted	$0.20	$0.21

Weighted average shares used in computing non-GAAP net income per share:
Basic	36,493	34,619

Diluted	38,845	37,838

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2017	2016
GAAP Cash flows provided by operating activities	$32,425	$17,138
Less:
Purchases of property and equipment	(4,543)	(4,181)
Capitalized software development costs	—	(118)

Non-GAAP Free cash flows	$27,882	$12,839

Qualys, Inc.

RECONCILIATION OF U.S. GAAP REVENUE GROWTH AND

CURRENT DEFERRED REVENUE GROWTH TO NON-GAAP NORMALIZED GROWTH

(Unaudited)

(in thousands)

Reconciliation of U.S. GAAP Revenue Growth to Non-GAAP Normalized Growth

	Three Months Ended March 31,
	2017	2016
Revenues	$53,121	$46,248
Y/Y Revenue Change as Reported Under U.S. GAAP	14.9%	23.4%
Plus: Impact of MSSP Contract Signed in Feb 2016	2.2%	(2.6)%
Plus: Foreign Exchange Impact	1.1%	2.4%

Normalized Revenue Growth	18.2%	23.2%

	Three Months Ended June 30, 2017		Year Ended December 31, 2017
Revenue Guidance Range	$54,300	$55,100	$225,000	$228,000
Y/Y Revenue Change as Reported Under U.S. GAAP	12.0%	13.7%	13.7%	15.2%
Plus: Estimated Impact of MSSP Contract Signed in Feb 2016	2.0%	2.1%	1.5%	1.6%
Plus: Estimated Foreign Exchange Impact	1.5%	1.5%	1.4%	1.5%

Estimated Normalized Revenue Growth	15.6%	17.3%	16.7%	18.2%

Reconciliation of U.S. GAAP Current Deferred Revenue Growth to Non-GAAP Normalized Growth

Three Months Ended March 31, 2017
Current Deferred Revenue	$120,044
Y/Y Current Deferred Revenue Change as Reported Under U.S. GAAP	18.2%
Plus: Foreign Exchange Impact	1.3%

Normalized Current Deferred Revenue Growth	19.5%

Investor and Media Contact:

Joo Mi Kim

Vice President, FP&A and Investor Relations

(650) 801-6100

ir@qualys.com

Source: Qualys